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(LOGO) WORLD                                                  (FCI LOGO)(R)
       ACCESS                                                   FACILICOM
                                                             INTERNATIONAL(R)
                                                            RELIABLE, LOW-COST
                                                          CONNECTIVITY WORLDWIDE


             WORLD ACCESS AND FACILICOM INTERNATIONAL AGREE TO MERGE


  FaciliCom's State-of-the-Art Network Provides Foundation for European Retail,
                           Data and Internet Services

                 Combined 2000 Revenue Projected at $1.6 Billion

      Combined 2000 EBITDA Projected at $170 Million, Including $35 Million
                             in Operating Synergies


         COMPANIES TO SPONSOR CONFERENCE CALL TODAY AT 1:30 P.M. E.D.T.

         Atlanta, Georgia - August 17, 1999 - World Access, Inc. (NASDAQ: WAXS) and FaciliCom International, Inc. ("FaciliCom") announced today that they have entered into a definitive merger agreement. FaciliCom, a privately owned company, is a leading facilities-based provider of European and U.S. originated international long-distance voice, data and Internet services. Together the companies are expected to achieve 1999 revenue of approximately $1.2 billion, including $450 million in FaciliCom revenue, the majority of which is originated in Europe. The combined company will have carrier grade switching and transport network facilities located strategically throughout the U.S. and 13 European countries to facilitate entry into deregulating retail markets worldwide.
World Access expects the merger to be significantly accretive to EBITDA in 2000.

         Pursuant to the terms of the agreement, the shareholders of FaciliCom will receive approximately $436 million in consideration, primarily in the form of Convertible Preferred Stock, Series C ("Preferred Stock"). The Preferred Stock bears no dividend and is convertible into shares of World Access common stock at a conversion rate of $20.38 per common share, subject to potential adjustment under certain circumstances. If the closing trading price of World Access common stock exceeds $20.38 per share for 60 consecutive trading days, the Preferred Stock will automatically convert into common stock. Initially, the holders of the Preferred Stock will be entitled to elect four new directors to the World Access Board of Directors. Except for certain other specified matters, the holders of the Preferred Stock will vote on an as-converted basis with the holders of World Access common stock. In addition, World Access will assume $300 million of FaciliCom 10.5% Senior Notes due 2008.

          The transaction is conditioned upon a majority of the holders of FaciliCom Senior Notes allowing World Access to assume the Senior Notes, waive any put rights triggered by the merger and make certain amendments thereto. The merger is also subject to the approval of World Access shareholders and certain regulatory agencies. Certain shareholders of World Access (including MCI WorldCom, Brown Brothers Harriman and senior members of management) and the Armstrong Group of Companies, FaciliCom's majority shareholder, have entered into a Voting Agreement whereby they have committed to vote in favor of the merger. The merger is expected to close in the fourth quarter of 1999 and will be accounted for as a purchase transaction. Donaldson, Lufkin & Jenrette is serving as advisor to World Access with respect to the transaction. FaciliCom is being advised by Lehman Brothers.


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         John D. Phillips, Chairman and Chief Executive Officer of World Access,
said, "The merger with FaciliCom positions World Access as a leading player in the international long distance market. FaciliCom has invested over $200 million during the past two years to establish one of the most extensive and highest quality switching and transport networks in Europe. They have an extensive pool of high-caliber management talent, both in the U.S. and abroad. We expect this deal to have a significant positive impact on shareholder value, as it provides us with a more robust network platform that is capable of handling significant retail traffic volumes. We intend to strategically pursue the expansion of our international retail operations by leveraging FaciliCom's network capacity and through additional acquisitions of companies with significant retail traffic. Additional retail traffic can be carried over FaciliCom's premier network extremely efficiently."

         Walter J. Burmeister, President and Founder of FaciliCom, commented, "This transaction marks an enormous opportunity for FaciliCom. Together we have the management and financial resources to leverage our extensive network and rapidly expand our joint businesses, both in the retail market sector and data services. In addition, World Access' significant traffic volume and strong purchasing power should allow us to be more competitive in our traditional wholesale business. Most importantly, together with World Access, we can build upon our current success to deliver even greater value and quality to our customers."

         Mr. Phillips added, "We expect our combined carrier service revenue for 2000 to be in excess of $1.3 billion, with total revenue expected to exceed $1.6 billion. In addition, our operating teams have identified anticipated cost synergies of approximately $35 million on an annual basis consisting of routing changes to take advantage of the least cost routes for each country, savings in leased line costs, redundancies in switching centers and administrative cost savings. We also believe that the combined minute volumes of FaciliCom and World Access will allow us to further reduce termination costs throughout the world, thereby allowing us to generate additional market share increases by passing along these reduced network costs to our customer base. We expect these synergies to result in estimated EBITDA of approximately $170 million in 2000."

         Headquartered in Washington, D.C., FaciliCom competitively provides end-to-end communications services through its redundant digital network which is capable of supporting voice and data services, including frame relay, Internet Protocol (IP), asynchronous transfer mode (ATM) and multimedia applications. This premier network supports a variety of ANSI and ITU signaling interfaces including SS7 and C7. FaciliCom's network backbone consists of 17 switches in 14 countries, linked by an extensive fiber network encompassing tens of millions of circuit miles, including holdings on transatlantic cable systems such as TAT-12/13 and Globesystem (CANTAT-3, CANUS-1). European holdings include the wholly-owned FCI-One cable and a high speed fiber optic ring connecting FCI facilities in seven cities on Hermes Europe Railtel, as well as several other trans-European cable systems (DK-S 18, UK-NL 14, ODIN and CIRCE).

         As a result of the transaction, the Armstrong Group of Companies will become the largest shareholder of World Access, with approximately 20% ownership on a fully-diluted basis. Armstrong is a diversified, privately held group of companies that own and operate cable television systems, independent telephone companies, international telecommunications companies, real estate companies, a residential and commercial security company and various other businesses.

         Kirby J. Campbell, Chief Executive Officer of Armstrong, commented, "We are very pleased to form this strategic partnership with World Access. The combination of World Access and FaciliCom will be a powerful force in the international telecommunications market, and we intend to be long-term beneficiaries. We believe that the current market value of World Access is significantly undervalued, and look forward to the long-term benefits that we feel will be realized as the combined company executes its strategy to be a leader in the international retail long-distance business."

         WORLD ACCESS AND FACILICOM WILL SPONSOR A TELECONFERENCE TODAY AT 1:30 P.M., E.D.T. TO PARTICIPATE IN THIS TELECONFERENCE, INTERESTED PARTIES SHOULD CALL 712-271-3636 AND ENTER PASS CODE WAXS. FOR THOSE WHO CANNOT LISTEN TO THE LIVE BROADCAST, A REPLAY WILL BE AVAILABLE FOR 72 HOURS FOLLOWING THE CALL. TO LISTEN TO THE REPLAY, CALL 1-800-294-5419 OR 402-220-9783.

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         INVESTORS WILL ALSO HAVE THE OPPORTUNITY TO LISTEN TO THE CONFERENCE
CALL OVER THE INTERNET THROUGH STREETFUSION AT HTTP://WWW.STREETFUSION.COM. TO LISTEN TO THE LIVE CALL, PLEASE GO TO THE WEBSITE AT LEAST 15 MINUTES EARLY TO REGISTER, DOWNLOAD AND INSTALL ANY NECESSARY AUDIO SOFTWARE. THE REPLAY WILL BE AVAILABLE IN THE 72 HOURS FOLLOWING THE CALL ON THE WORLD ACCESS WEBSITE HTTP://WWW.WAXS.COM AS WELL AS ON HTTP://WWW.STREETFUSION.COM.

         World Access provides international long distance services and proprietary network equipment to the global telecommunications markets. The World Access Telecommunications Group terminates international long distance voice and data traffic in more than 200 countries through a combination of owned or leased international network facilities, various international termination agreements and resale arrangements with other international long distance service providers. The World Access Equipment Group develops, manufactures and markets intelligent multiplexers, digital microwave radio systems, digital switches, billing and network telemanagement systems, cellular base stations, fixed wireless local loop systems and other telecommunications network products. For additional information regarding World Access and its divisions, please refer to the Company's website at www.waxs.com.

         THIS PRESS RELEASE MAY CONTAIN FINANCIAL PROJECTIONS OR OTHER FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES REFORM ACT OF 1995. SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. THESE RISKS INCLUDE: POTENTIAL INABILITY TO IDENTIFY, COMPLETE AND INTEGRATE ACQUISITIONS; DIFFICULTIES IN EXPANDING INTO NEW BUSINESS ACTIVITIES; DELAYS IN NEW PRODUCT DEVELOPMENTS OR INTRODUCTIONS; THE POTENTIAL TERMINATION OF CERTAIN SERVICE AGREEMENTS OR THE INABILITY TO ENTER INTO ADDITIONAL SERVICE AGREEMENTS; AND OTHER RISKS DESCRIBED IN THE COMPANY'S SEC FILINGS, INCLUDING THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE MONTHS ENDED MARCH 31, 1999 AND THE COMPANY'S REGISTRATION STATEMENT ON FORM S-3 (NO. 333-43497), ALL OF WHICH ARE INCORPORATED BY REFERENCE INTO THIS PRESS RELEASE.

WORLD ACCESS CONTACT:  NANCY L. DE JONGE                 MICHAEL F. MIES
(404-231-2025)         DIRECTOR OF INVESTOR RELATIONS    VICE PRESIDENT- FINANCE
                       & CORPORATE COMMUNICATIONS
                       & TREASURER
                       http://www.waxs.com

FACILICOM CONTACT:     EDWARD M. REMINGTON               JOHANNA L. KALLOCH
(202-496-1100)         VICE PRESIDENT, MARKETING &       MARKETING MANAGER
                       COMMUNICATIONS
                       http://www.facilicom.com